Exhibit 16.1          Letter from David A. Aronson, CPA, P.A., pursuant to Item 304 of Regulation S-K

David A. Aronson, CPA, P.A.

1000 NE 176th Street

North Miami Beach, FL 33162

July15, 2015

United States Securities & Exchange Commission

100 F Street, NE

Washington, D.C.20549

Ladies & Gentlemen:

We have read the disclosures on the Form 8K report of Hispanica International Delights of America, Inc. dated July 15, 2015 and we are in agreement with the statements contained therein, as they pertain to our engagement and subsequent dismissal.

Very truly yours,

/s/ David A. Aronson, CPA, P.A.